Exhibit 10.43

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of December 19, 2017 between Steven Beeks (hereinafter referred to as “CONSULTANT”) and Lions Gate Films, Inc. (hereinafter referred to as “CLIENT”).

WHEREAS, CLIENT desires to retain the services of CONSULTANT for the purpose of advising CLIENT both with respect to its co-productions with other studio partners and the operation of CLIENT’s joint ventures on a non-exclusive basis.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Services

1.1    CONSULTANT’s non-exclusive services hereunder shall be rendered to CLIENT commencing December 22, 2017 (“Commencement Date”) and ending on June 30, 2018 (the “Term”); provided, however, from the Commencement Date through January 31, 2018, CONSULTANT shall service CLIENT’s projects on a first priority basis.

1.2    CONSULTANT shall be granted use of an exclusive office within the CLIENT’s corporate office; such use shall include the provision of agreed-upon items, including but not limited to, a desktop computer, laptop computer, cellular telephone, office telephone, office printer (each of these to be, the equipment previously used by CONSULTANT when employed by CLIENT), and the services of an assistant through December 31, 2018. These provisions are ensured for Consultant's sole benefit through December 31, 2018 regardless of whether the Term continues or is terminated, unless Consultant materially breaches this Agreement.

1.3    Termination and Non-Renewal
This Agreement and the Term shall terminate upon the happening of any one or more of the following events:

(A)	The mutual written agreement of CLIENT and CONSULTANT;

(B)    The death of CONSULTANT;

(C)
CONSULTANT’s having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing CONSULTANT’s duties hereunder for a period of sixty (60) days or more, provided that CONSULTANT has not cured disability within ten (10) days of written notice;

(D)	The determination on the part of CLIENT that “cause” exists for termination of this Agreement. As used herein, “cause” is defined as the occurrence of any of the following:

(i)	CONSULTANT’s conviction of a felony or plea of nolo contendere to a felony (other than a traffic violation);

(ii)	commission, by act or omission, of any material act of dishonesty in the performance of CONSULTANT’s duties hereunder;

(iii)
material breach by CONSULTANT of any provision of this Agreement or the Confidential Waiver and General Release, by and between CONSULTANT and Lions Gate Entertainment, Inc. (the “Release Agreement”); or

(iv)	any act of misconduct by CONSULTANT having a substantial adverse effect on the business or reputation of CLIENT;

(E)
CONSULTANT terminates the consultancy; provided that in such event, if CONSULTANT executes a general release of claims against CLIENT (with respect to his consulting services) in a form acceptable to CLIENT not more than twenty-one (21) days after the date of such termination, the remainder of the Consulting Fee shall be paid in full. CLIENT’s payment of the amount referred to in this Section 1.3(E), in addition to the accrued obligations described below, shall relieve CLIENT of any and all obligations to CONSULTANT, except that if the termination of the Term is pursuant to Section 1.3(A) or (E), CLIENT will continue to provide CONSULTANT with the use of an exclusive office, the services of an assistant, and as otherwise provided for in Section 1.2 above, through December 31, 2018.

In the event that this Agreement is terminated pursuant to Sections 1.3(A)-(D) above, CONSULTANT shall have no remaining duties or obligations hereunder. Following the termination of the Term and/or this Agreement for any reason, Sections 3-14 shall, notwithstanding anything else herein to the contrary, survive and continue to be binding upon the parties following such termination.

1.4	CONSULTANT agrees that the acceptability or suitability of the services provided by him hereunder is solely within the absolute discretion of CLIENT.

1.5	CONSULTANT agrees to communicate with CLIENT, on a regular basis established by CLIENT, the progress of any and all current projects.

1.6	CLIENT and CONSULTANT agree that CONSULTANT shall coordinate the services provided hereunder with the CLIENT’s Chief Executive Officer, currently Jon Feltheimer, or CLIENT’s designee.

1.7
The consulting services to be provided by CONSULTANT hereunder will be provided on an as-needed basis (as requested by the CLIENT, in its reasonable discretion) and CONSULTANT shall not be precluded from rendering services to any other person or entity so long as such services do not interfere with the rendition of CONSULTANT’s services hereunder.

2.    Fees and Expenses

2.1
CONSULTANT shall provide such services for a total of One Hundred Twenty Thousand Dollars ($120,000), Sixty Thousand Dollars ($60,000) of which shall be payable on or before December 31, 2017; the remaining Sixty Thousand Dollars ($60,000) shall be payable at a rate of Ten Thousand Dollars ($10,000) per month (“Consulting Fee”) for the entirety of the Term, payable no later than the last day of each month of the Term beginning January 2018, or sooner, as provided in Section 1.3(E) above.

2.2
CLIENT shall reimburse CONSULTANT for his reasonable, out-of-pocket expenses incurred in connection with his approved activities pursuant to this Agreement and pre- approved by CLIENT. Any travel will require the advance request and approval of CLIENT. CLIENT shall make payment to CONSULTANT for reimbursement of expenses within thirty (30) days after receipt of each expense invoice submitted with appropriate supporting documentation.

2.3	The parties expressly agree that CONSULTANT shall not be entitled to any other compensation for his services hereunder except as provided in this Section 2.

3.	Consultant’s Status

CLIENT and CONSULTANT acknowledge that CONSULTANT is an independent contractor, and is not nor shall he be deemed to be an employee of CLIENT, nor shall he be entitled to any of the benefits provided by CLIENT to its employees, including but not limited to any vacation, sickness or disability pay from CLIENT or any right to participate in CLIENT’S employee benefit plans. CLIENT and/or its affiliates or successors shall have no responsibility under any workers compensation scheme or laws for any injury or illness that CONSULTANT may sustain in the course of rendering services hereunder. CONSULTANT shall, promptly upon commencement of the services hereunder, furnish CLIENT with CONSULTANT’s federal tax identification number. CONSULTANT shall bear the exclusive responsibility for payment of all federal, state and local income and employment or self-employment taxes, compliance with all employer obligations under the Affordable Care Act, and unemployment insurance payments. CONSULTANT shall also be solely responsible for providing Workers’ Compensation insurance and shall indemnify and hold CLIENT harmless from and against any liability with respect to any of the above-mentioned.

4.	Assignment

This Agreement and the rights and obligations specified herein are not assignable by CONSULTANT or by operation of law without the prior written consent of CLIENT. CLIENT shall be free to assign this Agreement and its rights and obligations hereunder to any affiliate, subsidiary or successor entity.

5.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the heirs, assigns (if any) and successors in interest of CLIENT.

6.	Warranties

Except as herein specifically stated, there are no warranties made by either party, express or implied. CONSULTANT agrees (a) to provide the services described herein according to the standard of care and competence provided by competent experienced consultants of good reputation and status equal to CONSULTANT’s; (b) that any material, designs, concepts, etc. contributed in the performance of CONSULTANT’s services shall be wholly original with CONSULTANT and the use hereof by CLIENT will not in any way infringe upon or violate any rights whatsoever of any person or entity; and (c) that CONSULTANT will not employ any persons, contract for the purchase or lease of any material, nor make any agreement committing CLIENT to pay any sum of money or incur any other obligation whatsoever without first obtaining the prior written approval of CLIENT.

7.	Allocation of Liability and Indemnity

7.1	CONSULTANT shall not be liable for failure to provide the services set forth herein if such failure is due to force majeure, i.e., any cause or condition beyond CONSULTANT’s control.

7.2
CONSULTANT shall be liable for any and all loss, claim, damage, demand or expense whatsoever, arising out of or in connection with this Agreement, caused by the gross, willful or intentional negligence of CONSULTANT or the breach of any of the CONSULTANT’s warranties and representations in this Agreement.

8.	Arbitration

Any controversy or claim between or among CONSULTANT and CLIENT arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration. Such arbitration shall be under the jurisdiction of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Los Angeles, California. The arbitration proceedings, all documents related hereto and all testimony, written or oral, and the arbitration award shall be confidential, except with respect to any proceedings commenced to compel arbitration or to enforce the arbitration award or as otherwise required by law. Each party hereto agrees that once an arbitration request has been made by either party that each party will proceed expeditiously to commence and complete the arbitration proceedings, with the intent of completing same within three (3) months. In any arbitration proceeding or any action at law or in equity commenced hereunder or otherwise relating to this Agreement or CONSULTANT’s services hereunder, the prevailing party shall receive its reasonable outside attorney’s fees, costs and disbursements in addition to any relief granted.

9.	Injunctive Relief

9.1
In the event of any failure or omission by CLIENT constituting a breach hereunder, CONSULTANT’s rights and remedies shall be limited to the right, if any, to obtain damages at law, and CONSULTANT shall have no right in such event to seek or obtain injunctive or other equitable relief or to rescind or terminate this Agreement or any of CLIENT’s rights hereunder, except as set forth in Section 1.3 above. CONSULTANT hereby waives any right to, or to seek, injunctive or other equitable relief in connection with any breach or alleged breach of this Agreement by CLIENT.

10.	Confidential Information

CONSULTANT understands that indeterminable and irreparable harm may come to CLIENT from disclosure of any proprietary information of CLIENT and therefore shall treat all such information as confidential and proprietary to CLIENT. CONSULTANT shall not disclose to any party not authorized by CLIENT to have same nor shall CONSULTANT duplicate, copy or use for any purpose other than performance under this Agreement any confidential information of CLIENT (defined for the purpose of this Agreement as data or information relating to CLIENT’s business which is not generally available to the public) of which CONSULTANT becomes aware in the course of rendering services hereunder. CONSULTANT agrees to take, at CLIENT’s request, all necessary and appropriate measures to ensure adherence with the terms of this paragraph. For purposes of this Section 10, “CLIENT” shall refer to CLIENT as well as its parent, affiliated and subsidiary entities. The contents of this paragraph shall survive the termination, cancellation or expiration of this Agreement.

11.	Results and Proceeds of Services

CONSULTANT hereby acknowledges, certifies and agrees that all results and proceeds of CONSULTANT’s services hereunder, including, without limitation, any works of authorship resulting from such services and any works in progress (collectively, the “Results”), are and shall be deemed works-made-for-hire. Accordingly, CLIENT (which, for the purposes of this Paragraph shall be deemed to include CLIENT and/or any affiliated, subsidiary or predecessor companies) is and shall be deemed the sole owner throughout the universe of any and all rights therein (including, without limitation, any and all copyrights, patents, trade secrets, neighboring rights, trademarks, ownership and exploitation rights, including all extensions or reversions, together with the rights generally known as the “moral rights of authors” and any similar or analogous rights under the applicable laws of any country), whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner CLIENT determines in its sole discretion without any further payment to CONSULTANT whatsoever.

If, for any reason, any of the Results shall not legally be deemed a work-made-for-hire and/or there are any rights which do not accrue to CLIENT under the preceding paragraph, then CONSULTANT hereby irrevocably quitclaims and agrees to quitclaim to Company any and all of CONSULTANT’s rights, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, neighboring rights, trademarks, ownership and exploitation rights, including all extensions or reversions, together with the rights generally known as the "moral rights of authors" and any similar or analogous rights under the applicable laws of any country, whether or not now or hereafter known, existing, contemplated, recognized or developed, and CLIENT shall have the right to use the same in perpetuity throughout the universe in any manner CLIENT may deem useful or desirable to establish or document CLIENT’s exclusive ownership of any and all rights in any of the Results, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent CONSULTANT has any rights in the Results that cannot be assigned in the manner described above, CONSULTANT unconditionally and irrevocably waives the enforcement of such rights.

In connection with such assignments, at CLIENT’s request, CONSULTANT will execute and deliver such further documents and perform such further acts as may be or become necessary or desirable to effectuate the purposes of this section 11. Without limiting CONSULTANT’s obligations hereunder, CONSULTANT hereby appoints CLIENT the true and lawful attorney-in-fact of CONSULTANT to execute and deliver any documents and perform any acts in the event CONSULTANT fails or refuses to do so in accordance with this Agreement (which appointment is coupled with an interest and is irrevocable) with full power of substitution and delegation. The compensation paid to CONSULTANT under section 2 of this Agreement shall be deemed to be inclusive of the full and final consideration for this assignment.

To the extent the rights generally known as “moral rights of authors” and any similar or analogous rights under the applicable laws of any country throughout the universe, may not be granted or assigned, then, to the maximum extent possible, CONSULTANT hereby irrevocably and unconditionally waives in perpetuity, including any extensions or reversions, if any, all rights under any law relating to "moral rights of authors," and any similar or analogous rights under the applicable laws of any country throughout the universe, or resulting from any alleged violation of such rights. CONSULTANT shall not institute any action, without limitation, on the ground that any changes, deletions, additions, or other use of the Results violate such rights.

Additionally, all information, writings, records and any other documents made available to CONSULTANT in the performance of his services, shall remain the sole and exclusive property of CLIENT.

12.	Waiver

No waiver by either party hereto of any performance of the other party required hereunder or any default of either the terms hereof shall constitute or imply, whether by passage of time or otherwise, any further waiver of any other performance or default.

13.	Notices

Any notice required herein shall be in writing and shall be deemed to have been duly given when delivered by hand, received via electronic mail, or on the depositing of said notice in any U.S. Postal Service mail receptacle with postage prepaid, addressed as follows:

CONSULTANT’S MAILING ADDRESS:
Steven Beeks
558 Chautauqua Blvd.
Pacific Palisades, California 90272

CLIENT’S MAILING ADDRESS:
Lions Gate Films, Inc.
2700 Colorado Avenue Suite 200 Santa Monica, California 90404-3521

14.	Integrity, Amendment, Severability, Forum

14.1
This Agreement expresses the binding and entire agreement between CLIENT and CONSULTANT and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof. The Release Agreement is outside the scope of this integration provision.

14.2	Any amendment hereto shall be valid only if in writing and signed by both parties.

14.3
If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity or enforceability of any other provision of this Agreement.

14.4
This Agreement shall be governed by the laws of the State of California. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles County, California shall be the sole forum for any action for relief arising out of or pursuant to or to enforce or interpret, this Agreement. Each party to this Agreement consents to the personal jurisdiction and arbitration in such forum and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIONS GATE FILMS, INC. (“CLIENT”)

/s/ Brian Goldsmith
Brian Goldsmith

AGREED AND ACCEPTED
This     day of         , 2017

STEVEN BEEKS
/s/ Steven Beeks